Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Lime Energy Co.

Elk Grove Village, Illinois

We hereby consent to the use in the Registration Statement (Form S-8) pertaining to the Lime Energy Co. 2011 Employee Stock Purchase Plan of our report dated March 10, 2011, relating to the consolidated financial statements and schedule of Lime Energy Co. appearing in its Annual Report on Form 10-K for the year ended December 31, 2010.

/s/ BDO USA, LLP
BDO USA, LLP

Chicago, Illinois
July 8, 2011